UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

Date of Report(Date of earliest event reported):April 25, 1996 (April 25, 1996)


                         Commission File Number 0-14695

                NTS-PROPERTIES VI, A Maryland Limited Partnership
                -------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Maryland                                     61-1066060
         ---------                                   ------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

   10172 Linn Station Road
   Louisville, Kentucky                                 40223
   --------------------                                 -----
(Address of principal executive                      (Zip Code)
offices)

Registrant's telephone number,
including area code                                (502) 426-4800
                                                   --------------

                                 Not Applicable
                      -------------------------------------
               Former name, former address and former fiscal year,
                          if changed since last report


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Item 5.       Other Items

Under Items 1, 2, 7 and 8 in the Partnership's Annual Report Form 10-K, filed March 29, 1996, the General Partner of the Partnership indicated that it intends to use the approximately 15 acres of land adjacent to the Park Place Apartments development in Lexington, Kentucky for the construction of Park Place Apartments Phase III. Although the General Partner of the Partnership believes that construction of Park Place Apartments Phase III is in the best interest of the Partnership, it will continue to evaluate its options concerning this property which includes its sale. As stated in the Form 10-K, no contracts have been entered into as to either construction or the sale of property. Due to the fact that no final decision has been made with regard to the construction of additional units, it is not possible at this time to determine if there will be an increased demand on current cash reserves and on future liquidity.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       NTS-PROPERTIES VI, a Maryland
                                       Limited Partnership
                                                 (Registrant)


                                       BY:   NTS-Properties Associates VI
                                             BY: NTS Capital Corporation,
                                                 General Partner


                                                  /s/ John W. Hampton
                                                  John W. Hampton
                                                  Senior Vice President



Date:    April 25, 1996




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